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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-85818 of International Paper Company on Form S-8 of our report dated March 30, 2004, appearing in this Annual Report on Form 11-K of International Paper Company Deferred Compensation Savings Plan for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP

Memphis, Tennessee

March 30, 2004